PENSKE AUTOMOTIVE REPORTS FOURTH QUARTER RESULTS
____________________________________________________________

$502.4 Million of After-Tax Charges, Including $493.1 Million of Non-Cash
Goodwill and Franchise Impairment Charges

Adjusted Loss From Continuing Operations, Excluding Charges,
of $2.0 Million, or $0.02 Per Share

Cost Saving Initiatives To Date Expected to Yield Approximately
$100 Million in Annualized Savings

Company in Compliance with Debt Covenants
___________________________________________________________

BLOOMFIELD HILLS, MI, February 17, 2009 – Penske Automotive Group, Inc. (NYSE: PAG), an international automotive retailer, today reported an adjusted fourth quarter loss from continuing operations of $2.0 million, or $0.02 per share. This compares to adjusted income from continuing operations of $32.0 million, or $0.34 per share, in the fourth quarter last year.

As more fully described in the attached tables, the Company recorded after-tax charges of $502.4 million, or $5.52 per share, during the fourth quarter of 2008. These charges include: a $493.1 million, or $5.42 per share, non-cash intangible asset impairment charge recorded pursuant to SFAS No. 142; $5.8 million, or $0.06 per share, of dealership consolidation and relocation costs incurred in response to market conditions; $2.5 million, or $0.03 per share, of severance costs incurred in connection with workforce reductions; and $1.0 million, or $0.01 per share, of other asset impairment charges. As part of the Company’s ongoing cost saving and expense reduction initiatives, the Company’s worldwide workforce was reduced by approximately 10% during 2008.

Retail unit sales decreased 22.5% in the quarter. Total revenue was $2.2 billion compared to $3.0 billion in the same period last year. The decline in revenue was driven principally by lower vehicle sales and changes in foreign exchange rates. Same-store retail revenues decreased by 33.5%, with same-store new units declining 34% and used units declining 11%. Despite the broad weakness in the new and used vehicle market, the Company’s service and parts business performed well, declining 1.5% on a same-store basis in the fourth quarter excluding the impact of exchange rates.

Commenting on the fourth quarter, Penske Automotive Group Chairman Roger Penske said, “The fourth quarter was one of the most challenging periods on record in the automotive industry. The lack of liquidity in worldwide credit markets and resulting economic effects caused a decrease in consumer confidence, and impacted the willingness and ability of consumers to purchase automobiles. As a result, new vehicle industry sales declined 35% and 27%, respectively, during the quarter in the United States and United Kingdom.”

Mr. Penske continued, “As business conditions deteriorated during the fourth quarter, the Company accelerated its cost reduction program. To date, the Company has initiated actions which it expects will result in annualized cost savings of approximately $100 million. As of the end of the year, our liquidity remained strong, including cash and availability under our long-term credit agreements of approximately $330 million. In addition, we elected to pay down $10 million of debt incurred in connection with our June 2008 acquisition of 9% of Penske Truck Leasing. It is important to note that the Company is in compliance will all financial covenants under its debt agreements.”

For the year ended December 31, 2008, revenues were $11.6 billion, which compare to $12.8 billion in the prior year. The loss from continuing operations and net loss for the year ended December 31, 2008, were $403.6 million, or $4.32 per share, and $411.9 million, or $4.41 per share, respectively. Adjusted income from continuing operations for the year was $101.6 million, or $1.09 per share, compared to adjusted income from continuing operations of $143.7 million, or $1.52 per share, in the prior year. A reconciliation of adjusted income from continuing operations and adjusted net income can be found in the tables contained in this press release.

Stock Repurchase Authority

The Company has repurchased 450,000 shares of its stock for an aggregate $3.6 million during the fourth quarter, bringing aggregate expenditures under the Company’s $150 million authorization to $53.7 million. The Company currently has approximately 91.4 million shares outstanding, and has an additional $96.3 million of repurchase capacity outstanding under the program.

smart USA

The Company’s smart USA distribution business completed a successful first year, delivering 27,054 vehicles and generating more than $400 million in revenue. In 2008, smart fortwo sales in the United States ranked third globally, and represented 18% of smart’s worldwide sales.

Guidance

Based on the significant volatility in the automotive industry and worldwide credit markets and their impact on consumer confidence and the overall economy, management has determined that it is not feasible to provide reliable earnings guidance at this time.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the fourth quarter of 2008 on February 17, 2009, at 2:00 p.m. EST. To listen to the conference call, participants must dial (800) 230-1096 [International, please dial (612) 332-0932]. The call will be simultaneously broadcast over the Internet through the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 304 retail automotive franchises, representing 40 different brands and 27 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 156 franchises in 19 states and Puerto Rico and 148 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is also the exclusive distributor of the smart fortwo through its wholly-owned subsidiary smart USA Distributor LLC. smart USA supports 75 smart retail centers in the United States. Penske Automotive is a member of the Fortune 200 and Russell 1000 and has more than 14,000 employees. smart and fortwo are registered trademarks of Daimler AG.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales and earnings potential and its ability to reduce its variable expenses. Actual results may vary materially because of risks and uncertainties, including external factors such as consumer credit conditions, macro-economic factors, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2007, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income (loss) from continuing operations and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

Contacts:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com

or
Anthony R. Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Fourth Quarter
	2008	2007
Revenues:
New Vehicle	$1,043,877	$1,658,626
Used Vehicle	528,499	729,327
Finance and Insurance, Net	42,459	67,165
Service and Parts	324,590	346,674
Distribution	101,051	- -
Fleet and Wholesale Vehicle	117,466	247,668

Total Revenues	2,157,942	3,049,460

Cost of Sales:
New Vehicle	964,688	1,518,649
Used Vehicle	492,836	672,088
Service and Parts	147,513	152,104
Distribution	85,951	- -
Fleet and Wholesale Vehicle	118,905	248,518

Total Cost of Sales	1,809,893	2,591,359

Gross Profit	348,049	458,101
SG&A Expenses	311,263	368,848
Depreciation and Amortization	13,113	12,789
Unusual Items	657,589	6,267

Operating Income (Loss)	(633,916)	70,197
Floor Plan Interest Expense	(15,714)	(19,806)
Other Interest Expense	(14,004)	(11,936)
Equity in Earnings of Affiliates	3,191	901

Income (Loss) from Continuing Operations Before Income Taxes and Minority Interests	(660,443)	39,356
Income Taxes	156,131	(11,334)
Minority Interests	(81)	(445)

Income (Loss) from Continuing Operations	(504,393)	27,577
Income (Loss) from Discontinued Operations, Net of Tax	(5,517)	1,831

Net Income (Loss)	($509,910)	$29,408

Income (Loss) from Continuing Operations Per Diluted	($5.55)	$0.29
Share

Income (Loss) Per Diluted Share	($5.61)	$0.31

Diluted Weighted Average Shares Outstanding	90,961	94,677

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Twelve Months
	2008	2007
Revenues:
New Vehicle	$5,947,809	$6,941,663
Used Vehicle	2,846,929	3,096,557
Finance and Insurance, Net	259,478	286,797
Service and Parts	1,403,785	1,393,153
Distribution	348,809	- -
Fleet and Wholesale Vehicle	839,535	1,073,939

Total Revenues	11,646,345	12,792,109

Cost of Sales:
New Vehicle	5,460,656	6,357,716
Used Vehicle	2,632,959	2,854,294
Service and Parts	623,258	614,396
Distribution	294,535	- -
Fleet and Wholesale Vehicle	843,159	1,066,823

Total Cost of Sales	9,854,567	10,893,229

Gross Profit	1,791,778	1,898,880
SG&A Expenses	1,475,648	1,502,824
Depreciation and Amortization	53,822	50,027
Unusual Items	661,968	6,267

Operating Income (Loss)	(399,660)	339,762
Floor Plan Interest Expense	(64,495)	(73,432)
Other Interest Expense	(54,870)	(55,900)
Equity in Earnings of Affiliates	16,513	4,084
Debt Redemption Charge	- -	(18,634)

Income (Loss) from Continuing Operations Before Income Taxes and Minority Interests	(502,512)	195,880
Income Taxes	100,020	(66,943)
Minority Interests	(1,133)	(1,972)

Income (Loss) from Continuing Operations	(403,625)	126,965
Income (Loss) from Discontinued Operations, Net of Tax	(8,276)	774

Net Income (Loss)	($411,901)	$127,739

Income (Loss) from Continuing Operations Per Diluted	($4.32)	$1.34
Share

Diluted EPS	($4.41)	$1.35

Diluted Weighted Average Shares Outstanding	93,398	94,558

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	12/31/08	12/31/07
Assets
Cash and Cash Equivalents	$20,109	$14,798
Accounts Receivable, Net	294,567	445,772
Inventories	1,593,267	1,667,522
Other Current Assets	88,828	65,655
Assets Held for Sale	9,739	106,983

Total Current Assets	2,006,510	2,300,730
Property and Equipment, Net	662,493	616,201
Intangibles	974,649	1,666,741
Other Assets	319,509	84,881

Total Assets	$3,963.161	$4,668,553

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$968,873	$1,060,503
Floor Plan Notes Payable – Non-Trade	511,357	475,188
Accounts Payable	178,811	264,473
Accrued Expenses	196,274	210,049
Current Portion Long-Term Debt	11,305	14,522
Liabilities Held for Sale	13,492	71,304

Total Current Liabilities	1,880,112	2,096,039
Long-Term Debt	1,087,932	830,106
Other Long-Term Liabilities	211,391	320,949

Total Liabilities	3,179,435	3,247,094
Stockholders’ Equity	783,726	1,421,459

Total Liabilities and Stockholders’ Equity	$3,963,161	$4,668,553

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data

	Fourth Quarter		Twelve Months
	2008	2007	2008	2007
Total Retail Units:
New Retail	31,387	45,074	171,872	193,232
Used Retail	21,622	23,306	101,769	100,120

Total Retail	53,009	68,380	273,641	293,352

smart Wholesale Units	7,725	- -	27,054	- -

Same-Store Retail Units:
New Same-Store Retail	29,172	44,454	151,964	181,940
Used Same-Store Retail	20,618	23,054	95,187	95,240

Total Same-Store Retail	49,790	67,508	247,151	277,180

Same-Store Retail Revenue:
New Vehicles	$983,462	$1,631,736	$5,366,317	$6,567,806
Used Vehicles	502,163	722,198	2,645,535	2,958,901
Finance and Insurance, Net	40,680	66,389	240,325	276,069
Service and Parts	308,486	340,155	1,295,768	1,330,112

Total Same-Store Retail	$1,834,791	$2,760,478	$9,547,945	$11,132,888

Same-Store Retail Revenue Growth:
New Vehicles	(39.7%)	1.1%	(18.3%)	5.4%
Used Vehicles	(30.5%)	9.9%	(10.6%)	14.6%
Finance and Insurance, Net	(38.7%)	10.8%	(12.9%)	9.2%
Service and Parts	(9.3%)	5.5%	(2.6%)	7.3%
Revenue Mix:
New Vehicles	48.4%	54.4%	51.1%	54.3%
Used Vehicles	24.5%	23.9%	24.4%	24.2%
Finance and Insurance, Net	2.0%	2.2%	2.2%	2.2%
Service and Parts	15.0%	11.4%	12.1%	10.9%
Distribution	4.7%	—%	3.0%	—%
Fleet and Wholesale	5.4%	8.1%	7.2%	8.4%
Average Retail Selling Price:
New Vehicles	$33,258	$36,798	$34,606	$35,924
Used Vehicles	24,443	31,294	27,974	30,929
Gross Margin	16.1%	15.0%	15.4%	14.8%
Retail Gross Margin – by Product:
New Vehicles	7.6%	8.4%	8.2%	8.4%
Used Vehicles	6.7%	7.8%	7.5%	7.8%
Service and Parts	54.6%	56.0%	55.6%	55.9%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)

	Fourth Quarter		Twelve Months
	2008	2007	2008	2007
Gross Profit per Retail Transaction:
New Vehicles	$2,523	$3,106	$2,834	$3,022
Used Vehicles	1,649	2,456	2,102	2,420
Finance and Insurance	801	982	948	978
Brand Mix:
BMW	23%	22%	22%	22%
Toyota / Lexus	19%	20%	19%	20%
Honda / Acura	15%	14%	15%	15%
Mercedes Benz	10%	10%	10%	11%
Audi	9%	8%	9%	8%
Land Rover	3%	5%	4%	5%
Ferrari / Maserati	3%	4%	3%	3%
Porsche	3%	3%	3%	4%
Other	15%	14%	15%	12%

	100%	100%	100%	100%
Premium	65%	66%	65%	66%
Foreign	31%	29%	30%	29%
Domestic Big 3	4%	5%	5%	5%

	100%	100%	100%	100%
Revenue Mix:
U.S.	69%	64%	64%	63%
International	31%	36%	36%	37%

	100%	100%	100%	100%
Rent Expense	$39,673	$39,321	$160,100	$150,573
			12/31/08	12/31/07

Debt to Total Capital Ratio			58%	37%
Adjusted Debt to Total Capital Ratio (excl. intangible impairment charge)			46%	37%
Debt Covenant Compliance (U.S.):
Current Ratio (min 1.00:1)			1.07:1	1.10:1
Fixed Charge Coverage Ratio (min 1.00:1)			1.24:1	1.57:1
Ratio of Non-Floorplan Debt to Stockholders’ Equity (max 1.30:1)			0.86:1	0.61:1
Funded Debt to EBITDA Ratio (max 2.50:1)			1.26:1	0.34:1
Debt Covenant Compliance (U.K.):
Capital Expenditures (max £50 million)			£29.5	£6.2
EBITAR to Fixed Charges (min 1.40:1)			1.76x	2.02x
Debt to EBITAR (max 3.25:1)			1.45x	0.80x

PENSKE AUTOMOTIVE GROUP, INC.
Non-GAAP Reconciliation
($’s in Millions)

Adjusted Income from Continuing Operations:
		2008

	Fourth Quarter		Twelve Months

	Net	EPS	Net	EPS

Loss from Continuing Operations	($504.4)	($5.55)	($403.6)	($4.32)
SFAS No. 142 Intangible Impairment	493.1	5.42	493.1	5.28
Dealership Consolidation Costs	5.8	0.06	5.8	0.06
Severance	2.5	0.03	3.8	0.04
Other	1.0	0.01	2.5	0.03

Adjusted Income (Loss) from Continuing Operations	($2.0)	($0.02)	$101.6	$1.09
		2007

	Fourth Quarter		Twelve Months

	Net	EPS	Net	EPS

Income from Continuing Operations	$27.6	$0.29	$127.0	$1.34
Impairments	4.4	0.05	4.4	0.05
Senior Subordinated Note	—	—	12.3	0.13
Redemption

Adjusted Income from Continuing Operations	$32.0	$0.34	$143.7	$1.52
Components of Adjusted Debt to Total Capital Ratio:
			12/31/08	12/31/07

Reported Debt			$1,099.2	$844.6
Reported Stockholders’ Equity			$783.7	$1,421.5
Equity Impact of Intangible			493.1	—
Impairment

Adjusted Stockholders’ Equity			$1,276.8	$1,421.5
Reported Total Capital			$1,882.9	$2,266.1
Equity Impact of Intangible			493.1	—
Impairment

Adjusted Total Capital			$2,376.0	$2,266.1